Exhibit 99.1

SHELL FINANCE US INC.

Offer to Exchange

Up to $920,732,000 3.875% Guaranteed Notes due 2028 (CUSIP U8209LAA0, ISIN USU8209LAA09 / CUSIP 822905AR6, ISIN US822905AR69) for a like principal amount of 3.875% Guaranteed Notes due 2028 registered under the Securities Act of 1933, as amended (the “Securities Act”)

Up to $2,063,148,000 6.375% Guaranteed Notes due 2038 (CUSIP U8209LAB8, ISIN USU8209LAB81 / CUSIP 822905AT2, ISIN US822905AT26) for a like principal amount of 6.375% Guaranteed Notes due 2038 registered under the Securities Act

Up to $802,108,000 5.500% Guaranteed Notes due 2040 (CUSIP U8209LAC6, ISIN USU8209LAC64 / CUSIP 822905AV7, ISIN US822905AV71) for a like principal amount of 5.500% Guaranteed Notes due 2040 registered under the Securities Act

Up to $691,199,000 5.125% Guaranteed Notes due 2041 (CUSIP U8209LAD4, ISIN USU8209LAD48 / CUSIP 822905AX3, ISIN US822905AX38) for a like principal amount of 5.125% Guaranteed Notes due 2041 registered under the Securities Act

Up to $993,714,000 3.125% Guaranteed Notes due 2049 (CUSIP U8209LAE2, ISIN USU8209LAE21 / CUSIP 822905AZ8, ISIN US822905AZ85) for a like principal amount of 3.125% Guaranteed Notes due 2049 registered under the Securities Act

Up to $876,828,000 3.000% Guaranteed Notes due 2051 (CUSIP U8209LAF9, ISIN USU8209LAF95 / CUSIP 822905BB0, ISIN US822905BB09) for a like principal amount of 3.000% Guaranteed Notes due 2051 registered under the Securities Act

Pursuant to the Prospectus dated [●], 2026

EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [●], 2026, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

Enclosed for your consideration is a prospectus, dated [●], 2026 (as amended or supplemented, the “Prospectus”), relating to the offers (the “Exchange Offers”) of Shell Finance US Inc., a Delaware corporation (the “Company”), to exchange up to the aggregate principal amount outstanding of each series of Restricted Notes (as defined below) for a like aggregate principal amount of the corresponding series of Exchange Notes (as defined below) in a transaction registered under the Securities Act.

Series of Restricted Notes (collectively, the “Restricted Notes”)	Aggregate Principal Amount Outstanding	Series of Notes Registered Under the Securities Act (collectively, the “Exchange Notes”)
3.875% Guaranteed Notes due 2028	$920,732,000	3.875% Guaranteed Notes due 2028
6.375% Guaranteed Notes due 2038	$2,063,148,000	6.375% Guaranteed Notes due 2038
5.500% Guaranteed Notes due 2040	$802,108,000	5.500% Guaranteed Notes due 2040
5.125% Guaranteed Notes due 2041	$691,199,000	5.125% Guaranteed Notes due 2041
3.125% Guaranteed Notes due 2049	$993,714,000	3.125% Guaranteed Notes due 2049
3.000% Guaranteed Notes due 2051	$876,828,000	3.000% Guaranteed Notes due 2051

The terms of the Exchange Notes to be issued in the Exchange Offers are substantially identical to the terms of the corresponding series of Restricted Notes, except that the Exchange Notes will be registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the Restricted Notes will not apply to the Exchange Notes. In addition, each series of Exchange Notes will bear different CUSIP and ISIN numbers than the corresponding series of Restricted Notes. The Exchange Notes will represent the same debt as the Restricted Notes, and Shell Finance US will issue the Exchange Notes under the same indenture that governs the Restricted Notes.

The Exchange Offers are not conditioned upon any minimum number of Restricted Notes being tendered.

We are the holder of record of Restricted Notes held by us for your own account. A tender of such Restricted Notes can be made only by us as the record holder and pursuant to your instructions.

We request instructions as to whether you wish to tender any or all of the Restricted Notes held by us for your account pursuant to the terms and conditions of the Exchange Offers.

Instructions with Respect to the Exchange Offers

The undersigned hereby acknowledges receipt of the Prospectus relating to the exchange of the Restricted Notes for the Exchange Notes, which have been registered under the Securities Act, upon the terms and subject to the conditions set forth in the Exchange Offers.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offers with respect to the Restricted Notes held by you for the account of the undersigned.

The aggregate principal amount of the Restricted Notes held by you for the account of the undersigned is (fill in an amount):

$    of the 3.875% Guaranteed Notes due 2028

$    of the 6.375% Guaranteed Notes due 2038

$    of the 5.500% Guaranteed Notes due 2040

$    of the 5.125% Guaranteed Notes due 2041

$    of the 3.125% Guaranteed Notes due 2049

$    of the 3.000% Guaranteed Notes due 2051

With respect to the Exchange Offers, the undersigned hereby instructs you (check appropriate box):

☐ To tender the following Restricted Notes held by you for the account of the undersigned (insert aggregate principal amount of Restricted Notes to be tendered (if any)):

$    of the 3.875% Guaranteed Notes due 2028

$    of the 6.375% Guaranteed Notes due 2038

$    of the 5.500% Guaranteed Notes due 2040

$    of the 5.125% Guaranteed Notes due 2041

$     of the 3.125% Guaranteed Notes due 2049

$    of the 3.000% Guaranteed Notes due 2051

☐ Not to tender any Restricted Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Restricted Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations that:

•

the Exchange Notes to be acquired in connection with the Exchange Offers by each beneficial owner of the Restricted Notes are being acquired by such beneficial owner in the ordinary course of business of such beneficial owner;

•	each beneficial owner is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes;

•

each beneficial owner acknowledges and agrees that any person participating in the Exchange Offers for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in the applicable no-action letters, see “The Exchange Offers—Resale of the Exchange Notes” in the Prospectus, and that a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the Commission;

•

if the beneficial holder is a broker-dealer, such beneficial holder represents that it acquired the Restricted Notes for its own account as a result of market making or other trading activities (other than the Restricted Notes acquired directly from the Company), and that it will deliver a prospectus in connection with any resale of Exchange Notes acquired in the Exchange Offers;

•

if the beneficial holder is a broker-dealer and receives Exchange Notes pursuant to the Exchange Offers it shall notify the Company before using the Prospectus in connection with any sale or transfer of the Exchange Notes; and

•	no such beneficial owner is an “affiliate,” as defined under Rule 405 of the Securities Act, of the Company or of Shell plc.

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: